Exhibit 99.1

F.N.B. Corporation and Howard Bancorp, Inc. Announce Merger Strengthening

Mid-Atlantic Presence

Joint Press Release

PITTSBURGH, PA and BALTIMORE, MD – July 13, 2021 — F.N.B. Corporation (“FNB”) (NYSE: FNB) and Howard Bancorp, Inc. (“Howard”) (NASDAQ: HBMD) today announced the signing of a definitive merger agreement for FNB to acquire Howard, including its wholly-owned banking subsidiary, Howard Bank, in an all-stock transaction valued at $21.96 per share, or a fully diluted market value of approximately $418 million, based upon the closing stock price of FNB as of Monday, July 12, 2021.

Howard, based in Baltimore, Maryland, had approximately $2.6 billion in total assets, $2.0 billion in total deposits and $1.9 billion in total loans and leases at March 31, 2021, and operates 13 full-service banking offices in Baltimore and the greater Washington, D.C., area. This strategically significant merger will enhance FNB’s growth trajectory and deepen FNB’s long-standing presence in its dynamic Mid-Atlantic Region, which includes Maryland, the Washington, D.C., metropolitan area and northern Virginia.

Following the proposed merger with Howard, on a pro-forma basis, FNB will have approximately $41 billion in total assets, $32 billion in deposits and $27 billion in total loans. Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, stockholders of Howard will be entitled to receive 1.8 shares of FNB common stock for each share of Howard common stock they own. The exchange ratio is fixed, and the transaction is expected to qualify as a tax-free exchange for Howard’s stockholders. Simultaneously with the parent company merger, Howard Bank will merge with and into FNB’s subsidiary, First National Bank of Pennsylvania.

Vincent J. Delie, Jr., Chairman, President and Chief Executive Officer of F.N.B. Corporation stated, “FNB and Howard share a deep cultural commitment to client and community service. Combined, we will have the sixth largest deposit share in the Baltimore market, reinforcing our strong presence and presenting our organizations with the opportunity to deliver an enhanced experience for our customers, communities and dedicated teams.”

“Howard Bank has long committed to building our relevance to our stakeholders as well as our impact on our communities. FNB, in turn, has a long-standing reputation in Maryland as a premier financial institution that is similarly committed to building meaningful relationships with its clients and communities,” said Mary Ann Scully, Chairman and Chief Executive Officer of Howard Bancorp, Inc. “Our partnership will add enviable scale and greater access to a comprehensive set of products, services and broader in-market expertise that we believe will result in an enhanced customer experience for both our core commercial base and our growing retail clientele.”

FNB expects the merger to be 4% accretive to earnings per share with fully phased-in cost savings on a GAAP basis and expects the merger to enhance FNB’s profitability metrics. Additionally, FNB anticipates the tangible book value per common share impact to be minimal and expects the CET1 ratio to remain unchanged on a pro forma basis at closing.

FNB and Howard expect to complete the transaction and integration in early 2022 after satisfaction of customary closing conditions, including regulatory approvals and the approval of Howard’s stockholders.

Morgan Stanley & Co. LLC served as financial advisor and Reed Smith LLP served as legal counsel to FNB. Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor and Nelson Mullins Riley & Scarborough LLP served as legal counsel to Howard.

An investor presentation will be available through the “About Us” section of FNB’s website at www.fnbcorporation.com by clicking on “Investor Relations” then “Investor & Analyst Presentations,” or in the filings of FNB and Howard on the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This joint press release is being made in respect of the proposed merger transaction between FNB and Howard. In connection with the proposed merger, FNB will file a registration statement on Form S-4 with the SEC to register FNB’s shares that will be issued to Howard’s stockholders in connection with the merger. The registration statement will include a proxy statement of Howard and a prospectus of FNB, as well as other relevant documents concerning the proposed transaction.

INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents FNB and Howard have filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents FNB has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One North Shore Center, Pittsburgh, PA 15212, telephone: (724) 983-3317; and may obtain free copies of the documents Howard has filed with the SEC by contacting Joseph Howard, Chief Legal Officer, Howard Bancorp, Inc., 3301 Boston Street, Baltimore, MD 21224, telephone: (443) 573-2664.

Participants in the Solicitation

FNB and Howard and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from Howard’s stockholders in connection with the proposed merger. Information regarding FNB’s directors and executive officers is contained in FNB’s Proxy Statement on Schedule 14A, dated March 26, 2021, and in certain of its Current

Reports on Form 8-K, which are filed with the SEC. Information regarding Howard’s directors and executive officers is contained in Howard’s Proxy Statement on Schedule 14A, dated April 13, 2021, and in certain of its Current Reports on Form 8-K, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of these documents may be obtained as described in the preceding paragraph.

About F.N.B. Corporation

F.N.B. Corporation (NYSE:FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in seven states and the District of Columbia. FNB’s market coverage spans several major metropolitan areas including: Pittsburgh, Pennsylvania; Baltimore, Maryland; Cleveland, Ohio; Washington, D.C.; and Charlotte, Raleigh, Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. The Company has total assets of more than $38 billion and nearly 340 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina, South Carolina, Washington, D.C., and Virginia.

FNB provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, government banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. FNB’s wealth management services include asset management, private banking and insurance.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation website at www.fnbcorporation.com.

About Howard Bancorp, Inc.

Howard Bancorp, Inc. is the parent company of Howard Bank, a Maryland-chartered trust company operating as a commercial bank. Headquartered in Baltimore City, Maryland, Howard Bank operates a general commercial banking business through its 13 branches located throughout the Greater Baltimore Metropolitan Area. Additional information about Howard Bancorp, Inc. and Howard Bank is available on its website at www.HowardBank.com.

Cautionary Statement Regarding Forward-Looking Information

This joint press release of FNB and Howard contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of FNB and Howard with respect to their planned merger, the strategic benefits and financial benefits of the merger, including the expected impact of the transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share and other metrics), and the timing of the closing of the transaction.

Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “should,” “project,” “goal,” and other similar words and expressions. Forward-looking statements are subject to risks, uncertainties and assumptions which may change over time or as a result of unforeseen circumstances. Future events or circumstances may change expectations or outlook and may affect the nature of the assumptions, risks and uncertainties to which forward-looking statements are subject. The forward-looking statements in this press release pertain only to the date of this press release, and FNB and Howard disclaim any obligation to update or revise any forward-looking statements, except as required by law. Actual results or future events may differ, possibly materially, from those that are anticipated in these forward-looking statements. Accordingly, we caution against placing undue reliance on any forward-looking statements.

Forward-looking statements contained in this press release are subject to, among others, the following risks, uncertainties and assumptions:

•

The possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where FNB and Howard do business, or as a result of other unexpected factors or events;

•

Completion of the transaction is dependent on the satisfaction of customary closing conditions, including approval by Howard stockholders, which cannot be assured, and the timing and completion of the transaction is dependent on various factors that cannot be predicted with precision at this point;

•	The occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;

•

Completion of the transaction is subject to bank regulatory approvals and such approvals may not be obtained in a timely manner or at all or may be subject to conditions which may cause additional significant expense or delay the consummation of the merger transaction;

•	Potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction;

•	The outcome of any legal proceedings that may be instituted against FNB or Howard;

•	Subsequent federal legislative and regulatory actions and reforms affecting the financial institutions’ industry may substantially impact the economic benefits of the proposed merger;

•

Unanticipated challenges or delays in the integration of Howard’s business into FNB’s and or the conversion of Howard’s technology systems and customer data may significantly increase the expense associated with the transaction; and

•

Other factors that may affect future results of FNB and Howard, including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

These forward-looking statements are also subject to the principal risks and uncertainties applicable to FNB’s and Howard’s respective businesses and activities generally that are disclosed in FNB’s 2020 Annual Report on Form 10-K and in other documents FNB files with the SEC, and in Howard’s 2020 Annual Report on Form 10-K and in other documents Howard files with the SEC. FNB’s and Howard’s SEC filings are accessible on the SEC website at www.sec.gov.

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Analyst/Institutional Investor Contact:

Lisa Constantine, 412-385-4773

constantinel@fnb-corp.com

Media Contact:

Jennifer Reel, 724-983-4856, 724-699-6389 (cell)

reel@fnb-corp.com